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                                                                     Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement (Form S-4 No. 333-12319) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities ("Debt Securities"), and the shares of common stock issued thereunder upon the conversion thereof; and in the Registration Statement (Form S-8 No. 333-11791) pertaining to the Service Experts, Inc. 1996 Incentive Stock Plan, Service Experts, Inc. 1996 Non-Employee Director Stock Option Plan and Service Experts, Inc. 1996 Employee Stock Purchase Plan, of our report dated August 8, 1997, with respect to the financial statements of S&W Air Conditioning, Inc., of our report dated August 1, 1997 with respect to the financial statements of J.M. Jenks Incorporated dba J.M. Mechanical Systems, of our report dated August 7, 1997 with respect to the financial statements of Berkshire Air Conditioning Company, of our report dated August 15, 1997 with respect to the financial statements of Holmes Sales & Service, Inc. and of our report dated July 11, 1997 with respect to the financial statements of Mid Fla Heating and Air, Inc. included in this Current Report on Form 8-K dated September 4, 1997, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Nashville, Tennessee
September 3, 1997